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                               [LETTERHEAD]


March 20, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Track 'n Trail - Form 10-K for the fiscal year ended December 27, 1997

Ladies and Gentlemen:

With respect to the above-referenced Form 10K filed by Track 'n Trail on or about March 20, 1998 under the Securities Act of 1934, we have read and agree with the comments regarding Deloitte & Touche LLP set forth under the caption "Item 9. Changes and Disagreements with Accountants on Accounting and Financial Disclosure" in such Form 10-K.

Very truly yours,

/s/ Deloitte & Touche LLP